PBF ENERGY INC.
2025 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
THIS AGREEMENT (the “Agreement”) is made effective as of the date set forth on the signature page hereto (the “Date of Grant”), between PBF Energy Inc. (the “Company”) and the individual named on the signature page hereto (the “Grantee”).
R E C I T A L S:
WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Shares (as defined below) provided for herein to the Grantee pursuant to the Plan and the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
(a)Company Group: The Company and its subsidiaries and Affiliates.
(b)Plan: The PBF Energy Inc. 2025 Equity Incentive Plan, as it may be amended or supplemented from time to time.
(c)Restricted Share: A Share with respect to which the terms, conditions and restrictions are set forth in Section 3 of this Agreement.
2.Grant of the Restricted Shares. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth herein and in the Plan, the number of Shares set forth on the signature page hereto, subject to adjustment as set forth in the Plan.
3.Vesting; Transfer Restrictions; Terms and Conditions.
(a)General. The Restricted Shares shall be fully vested as of the date of grant but except as otherwise provided in Section 6, shall not be assigned, sold, transferred or otherwise be subject to alienation by the Grantee until such time as the restrictions lapse in accordance with the schedule on the signature page hereto.

(b)Termination of Service. If the Grantee’s service with the Company Group terminates for any reason prior to the lapse of the transfer restrictions in accordance with Section 3(a), all restrictions on any Restricted Shares shall immediately lapse and the Shares underlying such Restricted Shares shall be free of any of the transfer restrictions set forth in Section 3(a).
(c)Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess from Date of Grant all incidents of ownership of the Restricted Shares granted hereunder, including, without limitation, (i) the right to vote such Restricted Shares, and (ii) the right to receive dividends (on a current basis) with respect to such Restricted Shares (but only to the extent declared and paid to holders of Shares by the Company in its sole discretion), provided, however, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Shares.
4.No Right to Continued Service. Neither the Plan nor this Agreement shall be construed as giving the Grantee the right to be retained in the service of, or in any consulting relationship to, any member of the Company Group. Further, any member of the Company Group may at any time dismiss the Grantee or discontinue any service or consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein. Any determinations as to whether the Grantee continues to provide services shall be at the discretion of the Committee.
5.Certificate; Book Entry Form; Legend.
(a)The Company shall issue the Restricted Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee, with legends or notations, as applicable referring to the terms, conditions and restrictions applicable to the Award. To the extent applicable, all certificates (or book entries) representing the Shares shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or notations made next to the book entries) to make appropriate reference to such restrictions. The Grantee further agrees that any certificate issued for Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:
This certificate and the shares of stock represented hereby are subject to the terms and conditions, including restrictions against transfer, contained in the PBF Energy Inc. 2025 Equity Incentive Plan, as amended from time to time, and an agreement entered into between the registered owner and the Company, copies of which are on file at the principal offices of the Company.
(b)Upon the lapse of the transfer restrictions relating to any Restricted Shares, the Company shall, as applicable, either remove the notations on any such Shares issued in book-entry form or deliver to the Grantee or the Grantee’s personal representative a stock certificate representing a number of Shares, free of the restrictive legend described in Section 5(a) above, equal to the number of Shares with respect to which such restrictions have lapsed. If certificates representing such Shares shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended Shares.
6.Transferability. The Restricted Shares (or any portion thereof) shall not be transferable or assignable by the Grantee other than by will or by the laws of descent and distribution until the applicable transfer restrictions have lapsed; provided, that, subject to the approval by the Committee, in its discretion, the Restricted Shares may be transferred for no consideration to, or for the benefit of, an “immediate family member” (to be defined by the Committee) or to a bona fide trust for the exclusive benefit of such immediate family member, or a partnership or limited liability company in which immediate family members are the only partners or members. Any sale, exchange, transfer, assignment, pledge, hypothecation, fractionalization, hedge or other disposition in violation of this Section 6 shall be void and shall not be recognized by the Company. All of the terms and conditions of the Plan and this Agreement shall be binding upon any permitted successors and assigns or Permitted Transferees.
7.Taxes; Withholding. The Grantee may be required to pay to the Company Group and the Company Group shall have the right and is authorized to withhold any applicable withholding or other taxes in respect of the Award or any payment or transfer under or with respect to the Restricted Shares and to take such other action as may be necessary in the opinion of the Committee to satisfy all of the Company’s obligations for the payment of such withholding or other taxes. The Grantee acknowledges that he or she is solely responsible for the direct payment of any taxes owed by Grantee in connection with the Award for which the Company is not statutorily required to withhold, and with respect to which the Company has not entered into an agreement with Grantee to withhold such taxes voluntarily.
8.Notices. Any notice under this Agreement shall be addressed to the Company in care of its Secretary, and to the Grantee at the address appearing in the personnel records of the Company for the Grantee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.
10.Arbitration. Any dispute with regard to the enforcement of this Agreement shall be exclusively resolved by a single experienced arbitrator licensed to practice law in the State of New York, selected in accordance with the American Arbitration Association (“AAA”) rules and procedures, at an arbitration to be conducted in the State of New York pursuant to the Commercial Arbitration Rules of AAA with the arbitrator applying the substantive law of the State of Delaware as provided for under Section 9 hereof. The AAA shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of the National Academy of Arbitrators and who have prior experience in the arbitration of disputes between employers and senior executives. The determination of the arbitrator shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction. Each party shall pay its own attorneys’ fees and disbursements and other costs of the arbitration.

11.Amendment. This Agreement may be amended only by a written instrument executed by the parties hereto, which specifically states that it is amending this Agreement.
12.Restricted Shares Subject to Plan; Conflict. By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail, except where the terms of this Agreement are more restrictive than the terms of the Plan.
13.Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.
14.Non-Disclosure of Confidential Information.
(a)Protection of Confidential Information. All items of information, documents (including electronically stored documents like email), and materials pertaining to the business and operations of the Company Group that are not made public by the Company Group through authorized means will be considered confidential (hereafter, “Confidential Information”). Confidential Information includes, but is not limited to, customer lists, business referral source lists, internal cost and pricing data and analysis, marketing plans and strategies, personnel files and evaluations, financial and accounting data, operational and other business affairs and methods, contracts, technical data, know-how, trade secrets, computer software and other proprietary and intellectual property, and plans and strategies for future developments relating to any of the foregoing. Except in connection with the faithful performance of the Grantee’s duties hereunder or as permitted pursuant to Sections 14(c), (d) and (e), the Grantee shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his or her benefit or the benefit of any person, firm, corporation or other entity any Confidential Information, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Confidential Information. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company Group, or any of its successors.
(b)Return of Confidential Information. Upon termination of the Grantee’s service or employment with the Company for any reason, the Grantee upon the request of the Company will promptly either destroy or deliver to the Company any and all Confidential Information in the Grantee’s possession and any other documents concerning the customers, business plans, marketing strategies, products or processes of the Company Group.
(c)No Prohibition. Nothing in this Agreement shall prohibit the Grantee from (i) disclosing information and documents when required by law, subpoena or court order (provided, except as stipulated in Sections 14(d) and (e), the Grantee gives reasonable notice thereof and makes reasonably available to the Company and its counsel the documents and other information sought and assists such counsel, at the Company’s expense, in resisting or otherwise responding to such order or process), (ii) disclosing information and documents to his or her attorney or tax adviser for the purpose of securing legal or tax advice, (iii) disclosing the post-employment restrictions in this Agreement to any potential new employer, (iv) retaining, at any time, his or her personal correspondence, his or her personal rolodex or outlook contacts and documents related to his or her own personal benefits, entitlements and obligations, or (v) disclosing or retaining information that, through no act of the Grantee in breach of this Agreement or any other party in violation of an existing confidentiality agreement with the Company, is generally available to the public, is in the public domain at the time of disclosure or is available from other sources.
(d)Whistleblower Protection. Notwithstanding anything herein or in any other agreement with or policy (including without limitation any code of conduct or employee manual) of the Company, nothing herein or therein is intended to or shall (i) prohibit or restrict the Grantee or his or her attorney from reporting possible violations of federal or state law or regulation to any government agency, commission or entity, including, but not limited to, the Department of Justice, the Commodities Futures Trading Commission, the Securities and Exchange Commission, the Department of Labor, Congress, any state Attorney General, any self-regulatory organization or any agency Inspector General (“Government Agencies”); (ii) prohibit or restrict the Grantee or his or her attorney from initiating communications directly with; responding to any inquiry from; volunteering information to; or testifying or otherwise participating in or assisting in any inquiry, investigation or proceeding brought by Government Agencies in connection with a disclosure made under a whistleblower law or regulation; (iii) prohibit or restrict the Grantee or his or her attorney from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation; (iv) require the Grantee to provide notice to or receive authorization from the Company prior to making reports or disclosures to Government Agencies; or (v) result in a waiver or other limitation of the Grantee’s rights and remedies as a whistleblower, including to a monetary award. The Company will not take action under any agreement or policy against or sanction anyone who reports suspected violations of Company policies or any law or regulation. Furthermore, the Company prohibits retaliation against anyone who reports suspected violations of Company policies or any law or regulation.
(e)Disclosure of Trade Secrets. The Grantee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.
15.Specific Performance. The Grantee acknowledges and agrees that remedies at law available to the Company for a breach or threatened breach of any of the provisions of Section 14 would be inadequate and any member of the Company Group would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Grantee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

16.Conformity to Section 409A. It is intended that the Award either be exempt from or avoid taxation under Section 409A. Any ambiguity in this Agreement shall be interpreted to preserve exemption from, or comply with, Section 409A. To the extent applicable, as determined in the sole discretion of the Committee with and upon advice of counsel, (a) each amount or benefit payable pursuant to this Agreement shall be deemed a separate payment for purposes of Section 409A and (b) in the event the equity interests of the Company are publicly traded on an established securities market or otherwise and the Grantee is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Section 409A) at the time of the Grantee’s separation from service, any payments under this Agreement that are deemed to be deferred compensation subject to Section 409A shall not be paid or begin payment until the earlier of the Grantee’s death and the first day following the six (6) month anniversary of the Grantee’s date of separation from service. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 16 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Grantee with respect to this Section 16.
17.Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
18.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PBF ENERGY INC.

By
Name:
Title:

[NAME OF GRANTEE]

The Date of Grant is ________ .
The total number of Restricted Shares issued was _______ and, after deduction of ______ shares concurrently repurchased by the Company, the remaining Restricted Shares hereunder is ______.
The restrictions with respect to the Restricted Shares shall lapse at the following times:

Date Transfer Restrictions on Shares Subject to Award Lapse	Percentage of Shares as to Which Restrictions Lapse

Upon the first anniversary of the Grant Date	33 1/3%
Upon the second anniversary of the Grant Date	33 1/3%
Upon the third anniversary of the Grant Date	33 1/3%